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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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                                               JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION      FICTITIOUS BUSINESS NAMES
------------------                             ---------------     -------------------------
Aames Capital Acceptance Corp.                   Delaware

Aames Capital Corporation                        California        Aames Home Loan, The Center for Loan
                                                                   Servicing

Aames Capital Corporation of Minnesota           Minnesota

Aames Funding Corporation                        California        Aames Home Loan, Aames Capital
                                                                   Corporation, The Center for Loan
                                                                   Servicing, One-Stop Mortgage, Inc.

Aames Home Loan                                  California        Aames Realty, The Center for Loan
                                                                   Servicing, Aames Advertising

Aames Home Loan of America, Inc.                 California

Aames Home Loan of Colorado, Inc.                Colorado

Aames Home Loan of Nevada, Inc.                  Nevada

One Stop Mortgage Inc.                           Wyoming           One Stop Funding

Oxford Aviation Corporation, Inc.                California

Oxford Escrow Co.                                California

Rossmore Financial Insurance Services, Inc.      California        Rossmore Financial Insurance
                                                                   Agency, Inc.

Serrano Insurance Services                       Nevada

Windsor Management Co.                           California

Value-America Appraisal Services, Inc.           California
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